Exhibit 99.1

NEWS RELEASE

For release December 16, 2005

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION ANNOUNCES

FOURTH QUARTER 2005 COMMON STOCK DIVIDEND OF $0.02 PER SHARE AND

FIRST QUARTER 2006 PREFERRED STOCK DIVIDEND OF $0.539063 PER SHARE

SANTA MONICA, California – (December 16, 2005) – Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its Board of Directors declared a quarterly Common Stock dividend of $0.02 per share for the fourth quarter of 2005. The Common Stock dividend is payable on January 25, 2006 to Common stockholders of record as of the close of business on December 28, 2005. Stockholders are reminded that even though this fourth quarter dividend is to be paid in 2006, U.S. tax regulations require REIT stockholders to report this income on their 2005 tax return.

Also, in accordance with the terms of the Company’s 8.625% Series A Cumulative Preferred Stock, the Board of Directors declared a Preferred Stock dividend of $0.539063 per share for the first quarter of 2006. The Preferred Stock dividend is payable on April 15, 2006 to preferred stockholders of record as of the close of business on March 31, 2006. The dividend reflects the accrual from January 1, 2006 through March 31, 2006, or 90 days of a 360 day year.

Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman of the Board, President and Chief Executive Officer, stated, “We presently expect that this fourth quarter dividend will approximate our fourth quarter net income, which includes a non-recurring expense of approximately $625,000 that is Belvedere Trust Mortgage Corporation’s expense incurred related to its planned initial public offering of its Common Stock. While we presently expect Belvedere Trust to obtain equity capital in 2006, we believe it is a best-practice accounting method to expense this amount in 2005 since the offering was initially planned to occur in 2005.

“During the fourth quarter, we have not incurred a realized loss from the sale of our mortgage-backed security portfolio holdings.”

“We have also continued to use a significant portion of the cash flow from our portfolio of mortgage-backed securities to purchase our Common Stock in open market transactions instead of purchasing additional higher-yielding mortgage-backed securities. During the fourth quarter through December 15, 2005, we have purchased 1,722,622 shares of our Common Stock at an average price of $7.91, which is $3.59 per share less than the average proceeds that we received from the original sale of these shares of approximately $11.50 per share. The economic benefit of these fourth quarter share purchases has been an increase in paid-in capital of approximately $0.14 per share presently outstanding.

“We will report the details of our fourth quarter operations early next year. During the fourth quarter, the gross interest spread between our adjustable-rate mortgage assets and our financing costs have continued to narrow due to interest rate reset timing differences. The recent increases in mortgage rates, however, do appear to have reduced the level of prepayments as the quarter has progressed.”

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to stockholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and other mortgage-related assets and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493